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                       OFFICE OF THE UNITED STATES TRUSTEE

                                                                          PAGE 1

                         CENTRAL DISTRICT OF CALIFORNIA

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IN RE:                           )        DEBTOR IN POSSESSION INTERIM STATEMENT
                                 )
   SN Insurance Administrators   )                          STATEMENT NO. 5
                                 )                    FOR THE PERIOD FROM 8/1/00
                                 )                                   TO: 8/31/00
                          DEBTOR )
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CHAPTER 11 CASE NO. SV00-14102-GM)
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
                                                     ---------------------------------------------------------------------
                                                      DIP Payroll       DIP Operating   DIP WCMA/MLIF       Pre-Petition
                                                        Account            Account         Account         Payroll Account
                                                     ---------------------------------------------------------------------
CASH ACTIVITY ANALYSIS
                                                     ---------------------------------------------------------------------
A.  Total Receipts Per All Prior Interim Statements  $3,875,525.63        $201,886.69     $502,654.65         $89,716.19

B.  Less: Total Disbursements Per All Prior          $1,794,503.58             $14.99       $8,244.63         $89,718.19
          Interim Statements
                                                     ---------------------------------------------------------------------

C.  Beginning Balance                                   $81,022.05        $201,871.70     $494,410.02            $0.00

                                                     ---------------------------------------------------------------------
D.  Receipts During Current Period

    Per Attached Schedule                            $5,032,416.26              $0.00       $2,717.85            $0.00

                                                     ---------------------------------------------------------------------

E.  Balance Available                                $5,113,438.31        $201,871.70     $497,127.87            $0.00

                                                     ---------------------------------------------------------------------

F.  Less: Disbursements During Period

        Per Attached Schedule                        $4,903,507.40              $0.00        8,827.00            $0.00

                                                     ---------------------------------------------------------------------

G.  Ending Balance                                     $209,930.99        $201,871.70     $486,300.87            $0.00

                                                     ---------------------------------------------------------------------
H.  ACCOUNT INFORMATION

                                                     -----------------------------------------------------------
                                                        Pre-Petition           Pre-Petition         Pre-Petition
                                                     Operating Account         Concentration     Accounts Payable
                                                     ------------------------------------------------------------
CASH ACTIVITY ANALYSIS
                                                     ------------------------------------------------------------
A.  Total Receipts Per All Prior Interim Statements             $55.00                 $0.00                $0.00

B.  Less: Total Disbursements Per All Prior                     $55.00                 $0.00                $0.00
          Interim Statements
                                                     ------------------------------------------------------------

C.  Beginning Balance                                           $0.00                  $0.00                $0.00

                                                     ------------------------------------------------------------

D.  Receipts During Current Period

    Per Attached Schedule                                        $0.00                 $0.00                $0.00

                                                     ------------------------------------------------------------

E.  Balance Available                                            $0.00                 $0.00                $0.00

                                                     ------------------------------------------------------------

F.  Less: Disbursements During Period

        Per Attached Schedule                                    $0.00                 $0.00                $0.00

                                                     ------------------------------------------------------------

G.  Ending Balance                                               $0.00                 $0.00                $0.00

                                                     ------------------------------------------------------------

H.  ACCOUNT INFORMATION

    (1) DIP Payroll Account
          (a) Bank Name and Location                       Bank of America, 345 Montgomery Street, LL1. San Francisco, CA 94104
          (b) Account Number                               15011-2045
    (2) DIP Operating Account
          (a) Bank Name and Location                       Imperial Bank, 326 Airport Parkway, San Jose, CA 95110
          (b) Account Number                               17-402-552
    (3) DIP WCMA/MLIF Account
          (a) Bank Name and Location                       Merrill Lynch, 10 West Second Street, $400, Dayton, OH 45402
          (b) Account Number                               77MO7W62
    (4) Pre-Petition Payroll Account
          (a) Bank Name and Location                       Bank of America, 2049 Century Park East, 2nd Floor, Los Angeles, CA 90057
          (b) Account Number                               [ILLEGIBLE]-04994
    (5) Pre-Petition Operating Account
          (a) Bank Name and Location                       Imperial Bank, 226 Airport Parkway, San Jose, CA 95110
          (b) Account Number                               17-401-289
    (6) Pre-Petition Concentration Acount
          (a) Bank Name and Location                       Bank of America, 2049 Century Park East, 2nd Floor, Los Angeles, CA 90057
          (b) Account Number                               11178-0494[Illegible]
    (7) Pre-Petition Accounts Payable Account
          (a) Bank Name and Location                       Bank of America, 2049 Century Park East, 2nd Floor, Los Angeles, CA 90057
          (b) Account Number                               77652-01168

I.    Other Monies On Hand: None

I, Alex Corbett, Chief Financial Officer, declare under penalty of perjury, that the information contained in the above Debtor in Possession Interim Statement is true and complete to the best of my knowledge.

[Illegible]                                                 /s/ Alex Corbett
                                                        ------------------------
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